SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2020

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1471 Timberlane Road, Tallahassee, FL	32312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2300

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Item 5.07.	Submissions of Matters to a Vote of Security Holders

On May 7, 2020, Prime Meridian Holding Company (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

1.	The election of 15 directors, each for a one-year term.
2.	To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditors for 2020.
3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or more of the above Proposals.

The voting results for each proposal were:

PROPOSAL 1. Election of the following directors, each for a one-year term:

	FOR	WITHHELD	BROKER NONVOTES
Kenneth H. Compton	2,141,980	27,009	388,432
William D. Crona	2,147,404	21,585	388,432
Sammie D. Dixon, Jr.	2,141,980	27,009	388,432
Steven L. Evans	2,158,980	10,009	388,432
R. Randy Guemple	2,163,980	5,009	388,432
Chris L. Jensen, Jr.	2,166,980	2,009	388,432
Kathleen C. Jones	2,016,567	152,422	388,432
Robert H. Kirby	2,161,980	7,009	388,432
Frank L. Langston	2,161,980	7,009	388,432
Michael A. Micallef, Jr.	2,141,839	27,150	388,432
L. Collins Proctor, Sr.	2,166,980	2,009	388,432
Garrison A. Rolle, M.D.	2,166,980	2,009	388,432
Steven D. Smith	2,161,980	7,009	388,432
Marjorie A. Turnbull	2,163,980	5,009	388,432
Richard A. Weidner	2,161,980	7,009	388,432

PROPOSAL 2. Ratification of Hacker, Johnson & Smith, P.A., as the independent auditors for the Company for 2020:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,555,412	9	2,000	0

PROPOSAL 3. Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or both of the above Proposals:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,371,777	178,544	7,100	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Clint F. Weber
Clint F. Weber
Chief Financial Officer and Executive Vice President

Date: May 11, 2020